                                                                    Exhibit 3-30
-------------------------------------------------------------------------------

                       The Commonwealth of Massachusetts


                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                         MICHAEL J. CONNOLLY, Secretary
             ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

                            ARTICLES OF ORGANIZATION
                             (Under G.L. Ch. 156B)


                                   ARTICLE I

                     The name of the corporation is:

                          ADS Reservoir Waltham, Inc.


                                   ARTICLE II


The purpose of the corporation is to engage in the following business activities:

To engage in the management and operation of health care facilities located in the Commonwealth of Massachusetts (including but not limited to nursing homes, skilled nursing facilities, intermediate care facilities, long-term care facilities and rest homes) and residential facilities (including apartments, housing and living facilities), and all activities directly or indirectly related thereto, and further to engage in and carry on any other business activities permitted to a corporation organized under the laws of the Commonwealth of Massachusetts, as from time to time amended.

The corporation shall have and be authorized to exercise any and all powers now or hereafter vested in or conferred upon business corporations by the Commonwealth of Massachusetts, as from time to time amended.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

                                                     February 23, 1985

The Commonwealth of Massachusetts
Office of the Secretary of State
One Ashburton Place
Boston, MA 02108

Re: ADS Reservoir Waltham, Inc.

Dear Sir or Madam:

   We have no objection to the use of the name "ADS Reservoir Waltham, Inc." by a Massachusetts corporation to be organized by our counsel, Goulston & Storrs, P.C., of Boston, Massachusetts.

ADS Management Company Inc.
a Massachusetts corporation

    /s/ Alan S. Goldberg
By: _______________________
    Alan S. Goldberg
    Clerk

                                  ARTICLE III

The type and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue as follows:


       WITHOUT PAR VALUE STOCK                                                WITH PAR VALUE STOCK
---------------------------------------               ---------------------------------------------------------------------
TYPE                   NUMBER OF SHARES                   TYPE                   NUMBER OF SHARES                 PAR VALUE
---------------------------------------               ---------------------------------------------------------------------
COMMON:                      N/A                      COMMON:
                                                             Class A                  100,000                       $1.00
                                                             Class B                  100,000                       $1.00
---------------------------------------               ---------------------------------------------------------------------
PREFERRED:                   N/A                      PREFERRED:                        N/A                          N/A
---------------------------------------               ---------------------------------------------------------------------



                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established with any class.

The corporation shall have two classes of common stock, "Class A" and "Class B". Except as otherwise required by applicable law, the Class B common stock shall not have any voting rights.


                                   ARTICLE V


The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

During any period that the corporation is a small business corporation (an "S" corporation), as defined by Section 1361(b) of the Internal Revenue Code of 1986, as amended (the "Code"), no share of stock shall be transferred to any stockholder which would cause a termination, under Section 1362(d) of the Code, of the corporation's election to be treated as an S Corporation unless consented to in writing prior to or at the time of such transfer by stockholders then holding more than one-half of the shares (whether voting or non-voting) of stock of the corporation.

In addition, shares of stock of the corporation may be subjected to restrictions on the transfer thereof under duly adopted by-law provisions and/or under any agreement to which the corporation shall be a party.


                                   ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: (If there are no provisions state "None".)

   See attachment.

Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

                   Attachment to the Articles of Organization
                                       of
                          ADS Reservoir Waltham, Inc.

                                   ARTICLE VI

   The Board of Directors shall have the power to amend the by-laws of the corporation in the manner provided in such by-laws.

   Meetings of the stockholders of the corporation may be held anywhere in the United States.

   The corporation may be a partner in any business enterprise which the corporation would have the power to conduct by itself.

   No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholder, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law, or
(iv) for any transaction for which the director derived an improper personal benefit. This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                  ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.


                                  ARTICLE VIII

a. The post office address of the corporation IN MASSACHUSETTS is:

              360 Merrimack Street, Building 5, Lawrence, MA 01843

b. The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:

NAME                                          RESIDENCE                                POST OFFICE ADDRESS
President:        Alan D. Solomont            220 Ridgeway Rd.,                        360 Merrimack Street, Building 5
                                              Weston, MA 02193                         Lawrence, MA 01843

Treasurer:        Jay H. Solomont             40 Buckminster Road                      Willow Manor Nursing Home
                                              Brookline, MA 02146                      30  Princeton Boulevard
                                                                                       Lowell, MA 01851

Clerk:            Alan S. Goldberg            300 Commercial Street                    c/o Goulston & Storrs
                                              Boston, MA 02109                         400 Atlantic Avenue
                                                                                       Boston, MA 02210

Directors:        See attachment


c. The fiscal year of the corporation shall end on the last day of the month of:
   December 31

d. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is:
   N/A

                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury, I/WE, whose signature(s) appear below as incorporator(s) and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 23rd day of February, 1989.

/s/ Alan D. Solomont
______________________
Alan D. Solomont
360 Merrimack Street
Building 5
Lawrence, MA 01843

Note: If an already-existing corporation is acting as Incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of such corporation and the title he/she holds or other authority by which such action is taken.

                            ARTICLE VIII - DIRECTORS

Susan S. Bailis            70 Leicester Road                                    360 Merrimack Street
                           Belmont, Massachusetts 02178                         Building 5
                                                                                Lawrence, Massachusetts 01843

Alan D. Solomont           220 Ridgeway Road                                    360 Merrimack Street
                           Weston, Massachusetts 02193                          Building 5
                                                                                Lawrence, Massachusetts 01843

Ahron M. Solomont          41 Centre Street - 207 Brookline,                    c/o E. Rabinow and Co.
                           Massachusetts 02146                                  M. Ableman and Co.
                                                                                80 Alumni Road
                                                                                Newington, Connecticut 06111

David Solomont             60 Heath Hill                                        Business and Professional Software
                           Brookline, Massachusetts 02146                       143 Binney Street
                                                                                Cambridge, Massachusetts 02142

Jay H. Solomont            40 Buckminster Road                                  Willow Manor Nursing Home
                           Brookline, Massachusetts 02146                       30 Princeton Boulevard
                                                                                Lowell, Massachusetts 01851

[graphic omitted]                                 Federal Identification
                                                          Number
                                                        04-3040189

                       The Commonwealth of Massachusetts
                        Office of the Secretary of State
                         Michael J. Connolly, Secretary
             One Ashburton Place, Boston, Massachusetts 02108


                           CERTIFICATE OF CORRECTION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 6A)

                                                               [graphic omitted]

Corporate Name:              ADS Reservoir Waltham, Inc.

Document to be Corrected:    1991 Annual Report

IT IS HEREBY CERTIFIED THAT THE ABOVE MENTIONED DOCUMENT WAS FILED WITH THE OFFICE OF THE SECRETARY OF STATE ON 3/10/92.

PLEASE STATE THE INACCURACY OR DEFECT TO BE CORRECTED IN SAID DOCUMENT:

Item 1: -- Exact name of corporation is as above (the 1991 Annual Report omitted "Waltham" from the name).

PLEASE STATE CORRECTED VERSION OF THE DOCUMENT:

Name should be: ADS RESERVOIR WALTHAM, INC.
                              -------

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, WE SIGN OUR NAMES THIS 21st DAY OF DECEMBER IN THE YEAR 1992.


                             /s/ [graphic of signature]
                             _____________________________
                             PRESIDENT/ VICE PRESIDENT


                             /s/ [graphic of signature]
                             _____________________________
                             CLERK/ ASSISTANT CLERK

NOTE: IF THE INACCURACY OR DEFECT TO BE CORRECTED IS NOT APPARENT ON THE
FACE OF THE DOCUMENT, MINUTES OF THE MEETING SUBSTANTIATING THE ERROR MUST BE FILED WITH THE CERTIFICATE IF REQUIRED, ADDITIONAL INFORMATION MAY BE STATED ON A SEPARATE 8 1/2 X 11 INCH WHITE PAPER.